KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-278059 on Form N-2 of our report dated September 27, 2024, with respect to the financial statements and financial highlights of Nuveen Preferred & Income Opportunities Fund.

Chicago, Illinois

October 4, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.